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Exhibit 23.3

Independent Auditors' Consent

The Board of Directors
Venture Financial Group, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of our report dated January 12, 2001 related to the consolidated statements of income, stockholders' equity and cash flows of Venture Financial Group, Inc. (formerly First Community Financial Group, Inc.) and subsidiary for the year ended December 31, 2000 which report appears in the December 31, 2002 annual report on Form 10-K of First Community Financial Group, Inc.

/s/ Knight Vale & Gregory PLLC

July 1, 2003

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  Exhibit 23.3
Independent Auditors' Consent